Exhibit 5.1

2800 JPMorgan Chase Tower, 600 Travis Houston, TX 77002 Telephone: 713-226-1200 Fax: 713-223-3717 www.lockelord.com

July 16, 2018

National Energy Services Reunited Corp.

777 Post Oak Blvd., Suite 730

Houston, Texas 77056

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as counsel to National Energy Services Reunited Corp., a British Virgin Islands company (the “Company”), with respect to certain legal matters in connection with the preparation and filing of a registration statement on Form F-3 (as it may be amended from time to time, the “Registration Statement”), initially filed on or about the date hereof, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) relating to:

i)	the issuance by the Company of 11,460,850 of its Ordinary Shares (“Ordinary Shares”) upon the exercise of warrants (the “Public Warrants”) originally sold as part of the units in the Company’s initial public offering (“IPO”);

ii)	the resale by NESR Holdings, Ltd. (“NESR Holdings”), or its permitted transferees, of 12,618,680 warrants (the “Private Warrants” and, together with the Public Warrants, the “Warrants”) issued to NESR Holdings in a private placement concurrent with the Company’s IPO;

iii)	with respect to the 6,309,340 Ordinary Shares underlying the Private Warrants, (a) the resale of such underlying Ordinary Shares by NESR Holdings subsequent to exercising the Private Warrants for such underlying Ordinary Shares and/or (b) the issuance of such underlying Ordinary Shares to purchasers, and their permitted transferees, that purchased the Private Warrants hereunder, upon their exercise of the Private Warrants for such underlying Ordinary Shares; and

iv)	the resale by the selling security holders named in the Registration Statement (including NESR Holdings), or their permitted transferees, of the 57,259,080 Ordinary Shares issued to such selling security holders in connection with a private placement concurrent with the Company’s IPO and the consummation of the transactions related to its business combination with NPS Holdings Limited and Gulf Energy S.A.O.C..

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Warrants.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to New York law, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Warrants have been duly authorized by all necessary corporate action of the Company, have been validly issued, and are legally binding obligations of the Company enforceable in accordance with their terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Locke Lord LLP